UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    March 10, 2010
_________________________

EAU Technologies, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	000-51807	87-0654478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite A, 1890 Cobb International Blvd., Kennesaw, GA 30152
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (678) 388-9492

N/A
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On March 10, 2010, the Board of Directors of EAU Technologies (the “Company”) authorized the sale by the Company of 100,000 unregistered shares of Common Stock of the Company at a price of $1.00 per share to Theodore Jacoby, a director of the Company.  The sale was made pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”) between the Company and Mr. Jacoby, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In connection with the sale, JL Montgomery Consulting, LLC (“JLM”) agreed to waive the potential application of the antidilution provision in its warrants under Section 2.4 in Exhibit A of the consulting agreement between JLM and the Company.  Further, Water Science LLC agreed to waive the potential application of the antidilution provisions in Section 2.4 of its warrant agreement and in Section 9 of its convertible note.  Absent these waivers, the exercise price of the warrants and the conversion price of the convertible note may have been subject to downward adjustment based on the $1.00 price offered to Mr. Jacoby.  Water Science is controlled by Peter Ullrich, a director of the Company, and JLM is controlled by J. Leo Montgomery, also a director of the Company.  The waiver letters from JLM and Water Science LLC are attached hereto as Exhibits 10.2 and 10.3, respectively.

Section 9 - Financial Statements and Exhibits.

Item 9.01  Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.
Not applicable

(b) Pro Forma Financial Information.
Not applicable

(c) Shell Company Transactions.
Not Applicable

(d) Exhibits.

Exhibit Number	Description
10.1	Stock Purchase Agreement

10.2	Waiver Letter from JLM

10.3	Waiver Letter from Water Sciences LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, EAU Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2010	EAU TECHNOLOGIES, INC.

By: /s/ Brian D. Heinhold
Brian D. Heinhold
Chief Financial Officer